                                                                    EXHIBIT 10.4

                                PROMISSORY NOTE
                                ---------------

Principle Amount of Promissory Note: $100,000
                                     --------

     This Promissory Note ("Note") is made and entered into as of the 15/th/ day of June 2000, by and among Haldane Limited ("Creditor"), and Flexxtech Corporation ("Debtor"), a Nevada Corporation. Collectively, the Creditor and Debtor are referred to as the "Parties", and sometimes individually noted and referred to as a "Party".

     WHEREAS, the Creditor desires to loan to Debtor One Hundred Thousand Dollars ($100,000) on the terms and subject to the conditions contained herein: and,

     WHEREAS, Debtor desires to accept such loan for One Hundred Thousand Dollars ($100,000) on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises made herein and in consideration of the representations and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE I

                           TERMS OF PROMISSORY NOTE
                           ------------------------

     1.1  Promissory Note Terms.  Subject to the terms and conditions of this
          ---------------------
          Note, the Creditor hereby agrees to lend to Debtor and Debtor agrees to borrow from Creditor, $100,000 at the interest rate of Ten Percent (10%) per annum, interest and principle due on September 15, 2000. Upon default interest shall accrue after September 15, 2000 at the rate of Eighteen Percent (18%).


                                  ARTICLE II
                                  ----------

                                    CLOSING
                                    -------

     2.1  The Closing.  The Closing date is the date of execution of this
          -----------
          Agreement, June 15, 2000.

                                  ARTICLE III
                                  -----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     3.1  Effectiveness. This Agreement shall be effective and binding when
          -------------
          signed by all parties hereto.
     3.2  Governing Law.  This Agreement and the rights and obligations of any
          -------------
          party hereto shall be governed by the substantive laws of the State of Nevada.

     3.3  Prevailing Party Clause.  In the event of any litigation arising as a
          -----------------------
          result of breach of this Agreement or failure to perform hereunder or failure of any representation herein, the party or parties prevailing in such dispute shall be entitled to collect the costs of such dispute, including reasonable attorneys' fees or costs, from the party prevailing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and the year first above written.

                                   DEBTOR:
                                   FLEXXTECH CORPORATION


Date: June 15, 2000                By: /S/ Brian G. Kulhanjian
                                       ------------------------------
                                       Brian G. Kulhanjian, President


                                   CREDITOR:
                                   HALDANE LIMITED

Date: June 15, 2000                By: _____________________________